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                                                                    EXHIBIT 10.5

Case No. OG-G-867

                       TITLE XI FINANCIAL AGREEMENT

  THIS TITLE XI FINANCIAL AGREEMENT (hereinafter, the "Financial Agreement") dated May 12, 1998, is made and entered into by Omega Protein, Inc., formerly Zapata Protein (USA), Inc., 1514 Martens Drive, Hammond, Louisiana 70401 (hereinafter, the "Borrower"), Omega Protein Corporation, formerly Marine Genetics Corporation, 1717 St. James Place, Suite 550, Houston, Texas 77056, (hereinafter, the "Guarantor"), and the UNITED STATES OF AMERICA, acting by and through the Secretary of Commerce, (hereinafter, the "Government"),

  WHEREAS, heretofore, the Government, pursuant to the Fisheries Obligation Guarantee Program, as provided in 46 USC (S)1271, et. seq., (hereinafter "FOG"), made, entered into, and delivered certain agreements and covenants, as contained in the Commitment to Guarantee Note dated January 28, 1988, as amended on November 15, 1988, and the Commitment to Guarantee Note executed on November 22, 1988, and further amended by an Approval Letter dated January 22, 1998, (hereinafter, the "Commitment"), and any other commitment to guarantee note executed by Zapata Haynie Corporation, Zapata Protein, Inc., Marine Genetics Corporation, now called Omega Protein Corporation, or Zapata Protein (USA), Inc., now called Omega Protein, Inc. This Financial Agreement proposes a partial release of the Commitment and contemplates a loan from Hibernia National Bank (hereinafter, the "Bank")/1/ to Borrower, in the amount of $668,399.00, the repayment of which is guaranteed by the Government. This transaction will be evidenced by the issuance of a United States Guaranteed Promissory Note in the amount of $668,399.00 by the Borrower to the Bank (hereinafter, the "Guaranteed Note"). The consideration for the Guaranteed Note is a loan from the Bank to the Borrower; and the issuance of a Promissory Note to the United States of America by the Borrower (hereinafter, the "Promissory Note") secured by the property listed in ARTICLES II and III, below; and

WHEREAS, the consideration for the Promissory Note, Ship Mortgage, Deed of Trust and Security Agreement, UCC Security Interests, and other related documents executed by Borrower and the Guarantor is the Government's guarantee contained in the Guaranteed Note, as may be amended or substituted from time to time, and the Borrower and the Guarantor understand that the Government is unwilling to enter into the aforementioned transaction unless this Financial Agreement and related documents are executed by the Borrower and the Guarantor. For that reason, the Borrower and the Guarantor have agreed to execute and deliver this Financial Agreement.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Borrower and the Guarantor hereby agree to the following:

                             ARTICLE I: DEFINITIONS

As used herein, the following terms will be construed to have the meanings set out below:

___________________________
/1/ In this agreement, use of the singular includes the plural and vice versa.
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  1.  All of the terms defined in the preceding paragraphs will have the definitions set out in said paragraphs.

  2. Collateral includes all of the items set out in ARTICLES II and III of this Financial Agreement.

  3.  Default is defined in ARTICLE IX of this Financial Agreement.

  4. FOG Debt: The outstanding balance of the loan from Bank to Borrower which is guaranteed by the Government, including original or additional or supplemental principal and/or interest, and any fees, costs or expenses, of any nature, which are owed by Borrower to the Government, and, additionally, any amount owed to a third party which arose from this loan and/or collateral associated with this loan, and all other indebtedness of the Borrower to the Government presently existing or which may in any manner or means hereafter be incurred, including any further loans and advances made to Borrower by the Government under the provisions hereof.

  5. The Guarantor: Refers to the parent corporation and is defined as set out in ARTICLE II, Paragraph 3, below.

  6. Affiliate: Includes all wholly owned subsidiaries and stockholders of the Borrower and the Guarantor of this debt.

  7. Security documents: Includes all documents executed by any individual or entity in connection with this transaction. This includes, but is not limited to, the Note, Guaranteed Note, Ship Mortgage, Deed of Trust and Security Agreement, UCC Security Interests, Title XI Financial Agreement, and Guaranty Agreement.

                            ARTICLE II:  COLLATERAL

The Collateral which the Borrower is giving to the Government in order to obtain its guarantee of Borrower's loan from the Bank includes all of the items listed below:

  1. THE EQUIPMENT: The Borrower will provide to the Government security interests, evidenced by UCC filings, in the full amount of the Guaranteed Note, on all of the property described below (hereinafter, the "Equipment");

  All fisheries unloading, processing, holding, and distribution equipment of whatsoever nature, now or at any time in the future, together with all accessories, improvements, replacements, substitutions, or additions thereto, used for the Borrower's fisheries operations on the properties which secure the Promissory Note and any other debt to the Government, or on any other premises at any other site at which the Borrower now conducts, or in the future may conduct its fisheries operations and regardless of the Equipment's actual location at any given time. The Equipment shall include, but not be limited to: all forklifts, bobcats, cranes, pallet trucks, lift trucks, and other product or material movement equipment; all trailers, tanks, trucks, or other rolling stock; all fish unloading, transfer, and conveying equipment, all fish

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  processing and fish weighing equipment; all cooling, refrigerating, freezing, and other fish holding equipment (blast freezers, plate freezers, coolers, or other refrigeration equipment); all fish packaging equipment; all fish baskets, totes, tanks, tubs, and other fish holding equipment; all ice makers; all hand and power tools; and all office equipment, all together with all associated equipment, machinery, parts, tools, purse boats, or other items of whatsoever nature and whether fixed or unfixed to the aforementioned property securing the Promissory Note.

  THIS EXCLUDES ONLY SUCH FIRST UCC SECURITY INTERESTS TO THIRD PARTIES as may be necessary and appropriate to secure credit from such parties for the specific purpose of purchasing specific equipment (hereinafter "Purchase-Money Equipment"). In such cases, the Borrower agrees to the following:

       (a) To give to the Government UCC security interests on the Purchase-Money Equipment second only to the first interests pledged to the lenders of the purchase-money (hereinafter the "Purchase-Money UCC security interests"); and

       (b) That the amount secured by the Purchase-Money UCC security interests shall not exceed the specific purchase cost of said equipment; and

       (c) The term of the credit secured to buy the Purchase-Money Equipment (and likewise, the duration of the Purchase-Money UCC security interests) shall not exceed an ordinarily prudent commercial term; and

       (d) No other Equipment or rights shall be secured by the Purchase-Money UCC security interests; and

       (e) Upon full repayment of the amounts secured by the Purchase-Money Equipment, as reflected in the Purchase-Money UCC security interests, these interests shall be satisfied and the Government's second UCC security interest will ascend to first priority.

  THE EQUIPMENT SHALL BE INVENTORIED sufficiently to describe with certainty in the security agreement and associated UCC filing. The inventory shall be valued by appraisers acceptable to the Government. The inventory and appraisals shall be at the Borrower's cost and paid before this loan is closed, unless this requirement is specifically waived by the Government.

  THE UCC SECURITY AGREEMENT SHALL CONTAIN the following provisions:

       (a) That the Government may enter upon any premises where the Equipment may be located and marshal, secure, protect, and do all things necessary to preserve the Equipment immediately upon the Borrower's default, but before any judicial action regarding such default; and

       (b) Such other provisions as the Government deems necessary to protect its interest; and

       (c) Omega Protein, Inc., formerly Zapata Protein (USA), Inc., and Omega Protein Corporation, formerly Marine Genetics Corporation, agree that neither corporation will enter into

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any transaction or agreement with any party which will result in that party having a secured interest in the Equipment unless that party first enters into a written agreement, with provisions acceptable to the Government, that:

          (i) Except for purchase money lien holders, recognize the Government's senior interest in, and sole rights to, the equipment or proceeds of the Equipment's liquidation; and

          (ii) Agree not to interfere in any way with, but instead to cooperate in all reasonable ways with, the Government entering upon any property owned or leased by the Borrower in order to marshal, secure, protect, and do all things necessary to preserve the Equipment.

  2.  THE REAL PROPERTY includes:

A Deed of Trust in the full amount of the FOG Debt, on such real property, as more fully described in Exhibit 1, attached, owned by Borrower, together with all improvements thereon which comprise the Borrower's fisheries processing facility in Reedville, Virginia.

  3. THE GUARANTEE: An unconditional guarantee of repayment of the FOG Debt will be given to the Government by Omega Protein Corporation, formerly Marine Genetics Corporation, (the "Guarantor").

                  ARTICLE III. ADDITIONAL COLLATERAL

  1. Individual Transferable Quotas: Should a limited fisheries access system be initiated at some future date under which the Borrower is granted a transferable fishery conservation and management allocation (including, but not limited to, allocations, permits, quotas, licenses, cage tags, or any other fisheries access restriction or right, however characterized, of whatsoever nature) affecting, necessary for, or in any other way, however characterized, associated with any of the property included in the Collateral, the Borrower agrees to grant to the Government a full senior security interest in such allocation by whatsoever means deemed by the Government to be appropriate (including, but not limited to, the Borrower's execution of security agreements and the filing of financing statements under the UCC). Further, if the Borrower fails to do so, the Borrower agrees that the Government may use, for the purpose of executing and otherwise perfecting whatever documents may be required to effect the grant to the Government of such a full security interest in such fisheries conservation and management allocation, the attorney-in-fact authority conferred upon the Government by ARTICLE XI of this agreement.

  2. OTHER COLLATERAL: Any new, different, substitute or other collateral which may, from time to time, be provided by Borrower or Guarantor to the Government, will be subject to all of the covenants and provisions of all of the documents executed in connection with this transaction, including, but not limited to the Deed of Trust and Security Agreement, the Ship Mortgage, this Financial Agreement, the Guaranteed Note, the Promissory Note, and UCC security interests.

            ARTICLE IV.  GOVERNMENT'S PRIOR WRITTEN CONSENT REQUIRED


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Without the prior written consent of the Chief, Financial Services Division,
National Marine Fisheries Service, which consent will not unreasonably be withheld: (1) The Borrower may not take any of the following actions; and (2) The Guarantor may not take any of the actions listed in Paragraphs 1 through 8, below.

  1. PAY TO ANY OFFICER, partner, shareholder, or any other person, any salary, commission, bonus, management fee, dividend or other consideration, however characterized, in excess of either reasonable industry standards or ordinary financial prudence for companies of the Borrower's size and financial condition at the time that such consideration is paid, and Borrower bears the burden of proving reasonability.

  2.  PURCHASE OR REDEEM ANY SHARES OF ITS OWN STOCK.

  3. MAKE ANY ADDITIONAL INVESTMENT (excluding purchases, etc. in connection with routine/continuing maintenance and preservation of the Borrower's property and excluding acquisition of capital assets representing the reinvestment of involuntary conversion proceeds in assets similar to those in respect of which the Borrower has received such involuntary proceeds providing such proceeds are, or are committed to be so reinvested within 90 days after receipt thereof) in, or incur any additional liability for, the purchase, acquisition, lease, or other use, however characterized, of any real property, machinery, equipment, fixtures, furniture, or fixed property in connection with the Borrower's present level of operations in any one fiscal year in excess of an aggregate of five percent of the Borrower's total assets.

  4. START ANY NEW BUSINESS OR ACQUIRE ANY OTHER BUSINESS, or the assets of any other business, whether by purchase, merger, consolidation, affiliation, or any other means, however characterized, whatsoever except as may otherwise be permitted herein, or sell, liquidate, dissolve, spin-off, split-up or in any other way, however characterized, dispose of its own assets except as may be required in the normal course of operations reasonably necessary to carry on its day-to-day business.

  5. GUARANTEE OR BECOME CONTINGENTLY LIABLE in any way as surety, endorser, creditor, co-maker, accommodation maker, or in any other way, however characterized, for the debt or obligations of any party whatsoever, except as may be permitted herein or required in the normal course of operations reasonably necessary to carry on day-to-day business activities.

  6. ALLOW ITSELF TO BE ACQUIRED BY, or otherwise reorganized into, however characterized, any other Company, unless the acquiring Company or reorganized entity is reasonably acceptable to the Government and agrees to:

     (a) provide the Government a 100% unconditional guarantee of all debt actually or contingently owed the Government; and

     (b)  be bound by these covenants; and

     (c) be bound by such other covenants as the Government shall reasonably require to protect its interest; and

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     (d)  provide the Government such other assurances and security as the
Government may require.

  7. ESTABLISH ANY TRUST, retirement fund or any other fund, however characterized, for the benefit of itself or any party, or transfer any monies, property, or other assets of any kind, however characterized, into any such fund whether now or hereafter existing (and any such action shall be void and without effect insofar as the Government's interests are concerned). /2/

  8. TRANSFER ANY MONIES, property, or other assets, however characterized, to any party by way of gift or by any other means, however characterized, for any consideration less than payment by such party of the full and fair market value thereof (and any such action shall be void and without effect insofar as the Government's interests are concerned); provided, however, that reasonable transfers not significantly affecting the Borrower's net worth, and not inconsistent with the Borrower's or the Guarantor's obligation to protect the Government from loss by preserving its net worth, shall be exempted.

  9. MAKE ANY DISTRIBUTION OF BORROWER'S ASSETS for compensation (including salaries, withdrawals, fees, bonuses, commissions, drawing accounts, and other payments, whether directly or indirectly, in money or otherwise, hereinafter "compensation") for services, or give any preferential treatment, make any advances, directly or indirectly by way of loans, gifts, notes, or otherwise, to any employee or Affiliate or increase the compensation of any person above that set forth in any application or document submitted in connection with the
Guarantee.   In the event an Affiliate increases the compensation paid to the
Borrower or any employee of the Borrower, beyond that authorized or consented to by the Government, the compensation payable to such person by the Borrower will be forthwith correspondingly reduced, the overpayment returned to the Affiliate, and immediate notice thereof given to the Government by the Borrower.

                 ARTICLE V.  BORROWER'S OBLIGATIONS & COVENANTS

The Borrower shall be bound by and do, perform or discharge all of the following actions.

  1. NOTICES TO THE GOVERNMENT: Within ten (10) days of its occurrence, Borrower and the Guarantor must give the Government written notice of any of the following:

      (a) Any pending litigation, business reverse, casualty, loss, or any other matter which diminishes:

           (i) its ability to service any debt actually or contingently owed the Government; or

            (ii) its ability to perform any other duty or obligation owed the Government; or


____________________________
/2/This provision excludes contributions, not exceeding $2,000 per year per person, to any such party's IRA, Keogh, or 401K account. Any contributions in excess of $2,000 per year per person to any other retirement account, and any contributions in any amount to any trust or other fund of whatsoever kind, must be approved in advance and in writing by us.

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            (iii)  its ability to fully and faithfully perform any covenant with the Government; or

            (iv) the value of any property or other assets pledged to the Government; or

            (v) the net worth of any party against whom the Government has recourse for this debt.

    (b) The institution of any suit, which demands $100,000 or more, against the Borrower or others deemed by the Government to affect adversely its interest hereunder, in the Note or otherwise.

             ARTICLE VI.  FINANCIAL REPORTING TO AND INSPECTIONS BY
                                 THE GOVERNMENT

  1. BORROWER AGREES TO PROVIDE THE GOVERNMENT AT THE END OF EACH OF ITS TAX OR ACCOUNTING YEARS, a certified correct copy of:

      (a)  a balance sheet; and

      (b)  an income and expense statement for the preceding twelve months; and

      (c)  an aging report of all receivables outstanding; and

      (d) an inventory report for all inventory maintained at the end of each year.

  2.  CERTIFICATION OF FINANCIAL INFORMATION:  Borrower agrees that:

ANNUALLY: At the end of each fiscal year, said items, [VI, 1(a) through 1(d)] will be audited by independent certified public accountants who are acceptable to the Government.

ALL ANNUAL financial reports required hereunder shall include a certification from the Borrower's Chief Financial Officer that either:

     (a) There has been no default, as provided by the security instruments, during the reporting period; or

     (b) There has been a default, as provided by said security instruments, during the reporting period. In this case the nature, extent, prospective consequences, and all other relevant details of such default shall be fully set forth in such certification.

  3. INCOME TAX RETURNS: All tax returns shall be timely filed /3/ and a copy of Borrower's Federal Income Tax Return, along with all supporting schedules, must be delivered to the Government within 15 days of its filing or issuance. Borrower agrees to execute a consent and

____________________________
/3/ Timely filing shall include valid extensions filed with the Internal Revenue Service.

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waiver, valid so long as Borrower owes a debt to the Government, which allows the Internal Revenue Service to release directly to the Government, Borrower's Federal Income Tax Returns, whenever the Government requests same. /4/

  4. BORROWER TO DELIVER ALL REQUIRED FINANCIAL STATEMENTS, notices, returns or reports to the Government's Southeast Regional Financial Services Branch. All financial statements shall be delivered within 90 days of the close of the fiscal or accounting year, or such quarter in such year, to which they relate.

  5. METHOD OF BOOKKEEPING: Borrower will, at all times, keep proper books of account in a manner satisfactory to the Government, including financial and operating statements including schedules showing all compensation paid by the Borrower.

  6. GOVERNMENT INSPECTIONS: Permit the Government, or any representative selected by the Government, in such manner and at such times as the Government may require, to (a) make inspections and audits of any books, records, papers, or other documents /5/ of whatsoever nature in the custody and control of the Borrower, Guarantor, or any other entity, relating in any way to the financial or business condition or prospects of the Borrower, or Guarantor, including the making of copies thereof and extracts therefrom, and (b) make inspections and appraisals of any of the Borrower's or Guarantor's physical assets.

  7. BORROWER TO PAY THE COST OF ANNUAL INSPECTIONS: The cost of annual inspections, audits, or appraisals shall be paid by the Borrower.

  8.  GUARANTOR'S OBLIGATIONS:  Paragraphs 1, 2, 3, 4, and 6, above, of this
ARTICLE VI, apply to the Guarantor. Additionally, the Guarantor shall provide to the Government, at the end of each tax year, a certified correct copy of its Statement of Financial Condition, and if applicable, its SEC-10K Report.


_________________________
/4/ Borrower agrees to execute IRS Form Nos. 4506 and 8821, thereby implementing the provisions of 26 USC (S)6103(c). Failure to do so constitutes an event of default.

/5/ Including but not limited to off-loading receipts, fish-sale receipts, business transaction journals, etc.

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                          ARTICLE VII.  GUARANTEE FEES

  1. THE BORROWER AGREES TO PAY TO THE GOVERNMENT the amount required for the payment of each Guarantee fee at the rate of 1% per year, first, on the date hereof and, thereafter, on or before the anniversary date of the Guaranteed Note. In the event the Government at any time determines and gives notice to the Borrower that the amount of any fee paid under the Guarantee is not correct the Borrower shall within thirty (30) days after receipt of such notice pay the Government the amount of any deficiency specified in said notice. In the event that the fee paid by the Borrower to the Government is in excess of the amount required by the Guarantee, such excess shall be credited to the account of the Borrower. In the event that Borrower fails to pay a Guarantee fee, said fee shall be deemed to be an indebtedness of the Borrower and shall be secured by the Deed of Trust and Security Agreement the Ship Mortgage, and until paid shall bear interest at the same rate as that provided in the Note, and upon acceleration of the amounts owed under the Note shall bear interest at the accelerated rate.

  2. ALL FEES SHALL BE PAID BY THE DELIVERY by the Borrower to the Government in person or by mail addressed to the Government, by check or money order in the required amount payable to the order of the Government, together with identification of the specific Guarantee to which the fee relates and the period covered by the payment.

  3. THE BORROWER AGREES THAT ALL AMOUNTS PAID BY IT IN ACCORDANCE WITH THIS SECTION SHALL BE AS FOLLOWS:

       (a) THE FEE REQUIRED FOR THE GUARANTEE shall be computed on the average principal amount of the Promissory Note outstanding and any amounts which are due and owing under said Promissory Note during the annual period covered by said fee.

       (b) FEES SHALL BE SUBJECT TO REDUCTION for erroneous calculations, for voluntary prepayments made under the Note and other security documents, and for extraordinary payments made under the Note and other security documents, such as proceeds of insurance upon total loss applied in reduction of principal and additional payments contingent on earnings. Fees shall be subject to increase for erroneous calculations and for payments required under the Note and other security documents, which are delinquent.

       (c) THE PAYMENT OF THE INITIAL FEE is being made to the Government concurrently with the execution and delivery of the Guaranteed Note, the receipt whereof by the Government is hereby acknowledged, and covers a twelve-month period commencing with the date hereof.

       (d) EACH FEE SHALL BE DEEMED TO BE FULLY EARNED as of the commencement of the period to which it is applicable. No refund will be made by the Government of the initial fee paid or of any subsequent annual fee, or deficient fee applied in payment in accordance with this SECTION in the event the Guarantee shall terminate, except as provided in this SECTION.

       (e) IN THE EVENT THE GUARANTEE SHALL TERMINATE, the obligation to pay further fees hereunder (other than deficient fees) shall cease as of the time of such

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termination.  If payment under the Guarantee shall have been properly demanded and shall not have been made, for any reason (other than under the conditions under which the Government is not required to make payment under the Guarantee) within the thirty-day period from proper demand, the obligation to pay further premium charges hereunder (other than deficient premium charges) shall cease as of the last time the Government shall have been obligated to make payment under the Guarantee.

       (f) IF AT THE TIME OF TERMINATION of the Guarantee the Government holds any excess fee or any annual fee which has not been applied in payment in accordance with this SECTION (or the time for application of which has not arrived), such excess fee shall be (i) refunded to the Borrower if the Guarantee shall terminate pursuant to payment in full of the Note and (ii) retained by the Government as collateral security for the payment of the Note and any amounts due under the security documents, and any sum due to the Government if the Guarantee shall terminate pursuant to payment of the Guarantee by the Government or if there is a failure of the holder of the Guaranteed Note to properly demand payment of the Guarantee from the Government within 60 days of notification of a default under the Guaranteed Note by the Government and the Guarantee is terminated. If payment of the Guarantee shall have been demanded and shall not have been made, for any reason (other than under the conditions under which the Government is not required to make payment of the Guarantee) within the thirty-day period therefor, any excess fee or any annual fee which has not been applied in payment in accordance with this SECTION (or the time for application of which has not arrived), as of the time the Government shall have been obligated to make payment under the Guarantee, shall be retained by the Government as indemnity.

                     ARTICLE VIII.  LOUISIANA LAW TO GOVERN

  To the extent not governed by the laws of the United States, all provisions of this Financial Agreement shall be construed, given effect, and enforced according to the laws of the State of Louisiana. With respect to any claim or proceeding relating to this Financial Agreement, the Borrower and Guarantor hereby consent to and subject themselves to the jurisdiction of the state and federal courts located in the State of Louisiana, and agree that the venue of any action or proceeding relating to this Financial Agreement shall lie exclusively in said state. The parties hereto acknowledge and agree, however, that in the event that an action to foreclose a Ship Mortgage or Deed of Trust and security agreement is brought, it will be brought pursuant to the laws of the state where the real property is located and the parties hereto hereby consent to and subject themselves to the jurisdiction of the courts of said state.

                              ARTICLE IX:  DEFAULT

  1.  THE OCCURRENCE OF ANY OF THE FOLLOWING CONSTITUTES AN EVENT OF DEFAULT:

      (a) ANY FAILURE TO OBSERVE, PERFORM, COMPLY WITH AND DISCHARGE ALL OF THE COVENANTS, CONDITIONS, AND OBLIGATIONS WHICH ARE IMPOSED ON:

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           (i)  BORROWER by this Title XI Financial Agreement, the Promissory
           Note, dated May 12, 1998, Deed of Trust and Security Agreement, dated, May 12, 1998, and First Preferred Ship Mortgage on the fishing vessel GRAND CALLIOU, Official Number 509018 dated May 12, 1998, and any other agreement or document executed in connection with this Financial Agreement and the Note, concurrently or otherwise, inclusive of amendments thereto, in connection with this Financial Agreement, or subsequent amendment or agreement, regardless of whether or not the Borrower shall be a party to said agreement or document, and such default shall continue for thirty (30) days; or

           (ii) ANY GUARANTOR by any Guaranty Agreement, whether or not the Borrower is party to said agreement, and such default shall continue for thirty (30) days; or

       (b) ANY FAILURE TO PAY OR MAKE PAYMENTS ON:

           (i) INTEREST ON THE NOTE OR THE GUARANTEED NOTE when and as the same shall become due and payable as therein provided, and such default shall continue for thirty (30) days; or

           (ii) PRINCIPAL OF THE NOTE OR THE GUARANTEED NOTE when and as the same shall become due and payable, whether at maturity, by notice of acceleration, or otherwise, and such default shall continue for thirty (30) days; or

           (iii) GUARANTEE FEES as required by ARTICLE VII of this document, and such default shall continue after ten (10) days written notice; or

       (c) FINANCIAL EVENTS:

           (i) Borrower makes a general assignment for the benefit of the Borrower's creditors; or

           (ii) Borrower loses the right to do business, by forfeiture or otherwise; or

           (iii) A receiver or receivers of any kind whatsoever, whether appointed or not, in admiralty, bankruptcy law, common law, or equity proceedings, and whether temporary or permanent, shall be appointed for all property of the Borrower; or

           (iv) PETITION OR OTHER PROCEEDING OR ACTION IN BANKRUPTCY, regarding the Borrower, is filed by the Borrower or by creditors of the Borrower; or

       (d) FAILURE TO MAINTAIN ANY OF THE INSURANCE COVERAGE as outlined in Paragraph 4: Insurance Requirements, found on pages 14 and 15 of the Approval Letter.

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     (e)  A MATERIAL MISREPRESENTATION OR UNDISCLOSED FACT, made or omitted in any application, agreement, affidavit, or other document, submitted in connection with the Guarantee, on behalf of, or for the benefit of, or by the Borrower; or

     (f) INSTITUTION OF ANY SUIT AGAINST THE BORROWER or others deemed by the Government to affect adversely its interest hereunder, in the Note or otherwise;

     (g)  IMPAIRMENT OF ANY COLLATERAL.

  2. GOVERNMENT ACTIONS UPON OCCURRENCE OF AN EVENT OF DEFAULT, whether or not the Guaranteed Note has been paid to the Bank by the Government, the Government may, in the Government's discretion, so long as such event of default shall be continuing, do any or all of the following:

     (a) DECLARE THE NOTE TO BE DUE AND PAYABLE IMMEDIATELY and upon such declaration the entire principal of and interest on the Note shall become and be immediately due and payable, and thereafter shall bear interest at eighteen percent (18%) per year unless such would violate the usury laws of the state where the Note and the Guaranteed Note are executed, in which case the maximum legal rate of that state shall prevail; and/or

     (b) BRING SUIT IN COURT OF COMPETENT JURISDICTION, at discretion of the Government, to obtain judgment for any and all amounts due under the Note, or otherwise hereunder, and collect the same out of any and all property of the Borrower; and/or

     (c) FORECLOSE THE SHIP MORTGAGE, DEED OF TRUST AND SECURITY AGREEMENT AND SELL any real and/or personal property which secures the FOG Debt; and/or

     (d) RETAKE AND/OR SELL THE EQUIPMENT WITHOUT LEGAL PROCESS as provided by the Ship Mortgage, Deed of Trust and Security Agreement, or any other document which has been executed by or on behalf of the Borrower; and/or

     (e) OVERDUE GUARANTEE FEES shall, beginning with the first day such guarantee fees are due but unpaid, be added to the principal of the Promissory Note, earn interest at the same rate as specified in the Promissory Note for overdue principal, and be secured by all of the collateral and security documents. This provision will not be deemed a waiver of any of the Government's rights or other remedies, as set out above, and elsewhere, and such overdue guarantee fees shall remain due and payable as originally scheduled.

         ARTICLE X.  TITLE XI FINANCIAL AGREEMENT GOVERNS; SEVERABILITY

  To the extent that any of the terms and conditions of this Financial Agreement are inconsistent or in contradiction with the terms and conditions of any other agreement between the Government and the Borrower, including but not limited to previously executed Title XI financial agreements, then the terms of this Financial Agreement shall govern, otherwise, all such terms and conditions of such other agreements will continue with full force and effect.

  The unenforceability or invalidity of any provision(s) of this Title XI Financial Agreement shall not render any other provision(s) herein unenforceable or invalid.

                         ARTICLE XI.  POWER OF ATTORNEY

  Borrower hereby irrevocably appoints the Government the true and lawful attorney of the Borrower, in its name and stead to execute any other document necessary to perfect or protect the Government's security interests regarding this transaction and/or all aspects of the FOG Debt.

               ARTICLE XII:  ENVIRONMENTAL HAZARD INDEMNIFICATION

  Borrower and Guarantor hereby agree to the following with respect to environmental hazards or contamination associated with the Collateral:

  A. That, at closing, Borrower and Guarantor will execute a Certification and Indemnification Agreement Regarding Environmental Matters which provides that they shall, jointly and severally, be liable for any and all contamination, cleanup, and environmental actions against the Collateral. That they are, jointly and severally, liable for all costs and claims associated with or resulting from any claim, cleanup, or lien imposed against any of the Collateral.

  B. That Borrower and Guarantor will hold the Government harmless from any claim or duty arising from environmental defects or hazards associated with the Collateral.

  C. At closing, Borrower must certify in writing that, to the best of its knowledge, there are currently no defects or environmental hazards on or about the Collateral.

  In the event this loan is not closed because of the discovery of such defects or environmental hazards previously unknown to Borrower, the Government will refund the commitment fee less all costs incurred by the Government in attempting to close.

  IN WITNESS WHEREOF, the Borrower has executed this Title XI Financial Agreement the day and year first above written.


                      GOVERNMENT:

                      UNITED STATES OF AMERICA
                      Secretary of Commerce
                      National Oceanic and Atmospheric Administration

                      ____________________________________
                      Chief, Financial Services Branch
                      Southeast Region
                      National Marine Fisheries Service



Attest:                              BORROWER:  Omega Protein, Inc.


By:                                  By:
   ---------------------------          ----------------------------

Title: Secretary                     Title:
      ------------------------             -------------------------

Date:               , 1998           Date:   , 1998
     -------------------------            --------------------------

(SEAL)


Attest:                              GUARANTOR:  Omega Protein Corporation


By:                                  By:
   ---------------------------          ----------------------------

Title: Secretary                     Title:
      ------------------------             -------------------------

Date:               , 1998           Date:   , 1998
     -------------------------            --------------------------

(SEAL)

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